UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 6, 2012

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.	Other Events.
On June 6, 2012, the United States District Court for the Northern District of Ohio entered an order (the “Order”) preliminarily approving the proposed settlement of the purported shareholders' derivative action pending on behalf of Invacare Corporation (the “Company”) captioned, In re Invacare Derivative Litigation, Case No. 11-CV-1893 (DAP). Subject to final approval of the United States District Court, the consolidated action would be settled pursuant to the terms of a Stipulation and Agreement of Settlement entered into by the Company on June 1, 2012 (the “Stipulation”). The Order requires the Company to: (i) include the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Notice”) as an exhibit to a Form 8-K filing, (ii) post a copy of the Notice to the Company's website, and (iii) post a copy of the Stipulation to the Company's website.

Accordingly, the Company is filing the Notice as Exhibit 99.1 to this report. A copy of the Notice and a copy of the Stipulation can be found on the Investor Relations page of the Company's website at www.invacare.com. Other information contained in or accessible through the Company's website does not constitute part of, and is not incorporated into, this Form 8−K.
The consolidated action alleged claims against the Company and certain of the Company's directors and officers (the “Defendants”) for breaches of fiduciary duties in connection with the Company's compliance with U.S. Food and Drug Administration regulations. The Defendants have each denied and continue to deny any liability with respect to the claims made in the derivative action and have made no admission or concession with respect to any claim, including any claim of breach of fiduciary duty, negligence, fault or wrongdoing, in connection with the proposed settlement.
The Stipulation would result in a release of all claims and does not provide for the payment of monetary compensation to the Company. Rather, it provides for the implementation of certain corporate governance enhancements and for the payment of plaintiff's attorneys' fees and litigation expenses in an amount not to exceed $1.3 million, a substantial portion of which is expected to be paid from the Company's directors and officers liability insurance. The additional corporate governance policies to be implemented by the Company include, but are not limited to, the expansion of the duties of the Audit Committee of the Board of Directors to oversee the Company's compliance with regulatory requirements related to the manufacturing of medical devices, certain amendments to the Company's Whistleblower Policy related to the Company's compliance with such regulatory requirements, and reporting obligations of the Company's Senior Vice President of Quality Assurance and Regulatory Affairs to the Audit Committee of the Board of Directors.
The Court has set a fairness hearing date of July 9, 2012 to consider whether to grant final approval of the settlement, as described in the Notice.
The description of the Notice set forth above is qualified in its entirety by the copy of the Notice attached as Exhibit 99.1 hereto and posted to the Company's website. The description of the Stipulation set forth above is qualified in its entirety by the copy of the Stipulation posted to the Company's website. Shareholders should read the Notice and the Stipulation for more information.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit Number	Description
99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: June 7, 2012	By:	/s/ Anthony C. LaPlaca
Anthony C. LaPlaca
Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
99.1	Notice of Pendency and Proposed Settlement of Shareholder Derivative Action